American Energy Production Inc. Announces Stock Symbol Change
And Effective Date Of Reverse Stock Split

MINERAL WELLS, TX--(MARKET WIRE)—Sept. 14, 2007 -- American Energy Production Inc. (the "Company") (OTC BB:AENP - News) announced today that all of the required steps have been completed for the previously announced 1 for 25 reverse stock split of its common stock.  In connection with the reverse stock split, the Company has been assigned a new stock symbol. The Company's shares were previously quoted on the OTC Bulletin Board under the stock symbol AMEP and are now reported on the OTC Bulletin Board under the new stock symbol AENP.

The new stock symbol and the reverse stock split are effective at the beginning of trading on September 14, 2007 at 9:30 AM Eastern time.

American Energy Production, Inc. is a publicly traded oil and gas company that is engaged primarily in the acquiring, developing, producing, exploring and selling of oil and natural gas. The Company traditionally has acquired oil and gas companies that have the potential for increased oil and natural gas production utilizing new technologies, well workovers and fracture stimulation systems. Additionally, the Company has expanded its scope of business to include the drilling of new wells with its own equipment through its wholly-owned subsidiary companies. Additional information may be found at its corporate web site, www.americanenergyproduction.com.

Certain statements in this announcement and inferences derived therefrom may be regarded as “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made. Management’s current view and plans, however, are subject to numerous known and unknown risks, uncertainties and other factors that may cause the actual results, performance, timing or achievements of the Company to be materially different from any results, performance, timing or achievements expressed or implied by such forward-looking statements. The various uncertainties, variables, and other risks include those discussed in detail in the Company’s SEC filings, including the Annual Report on Form 10-K filed on April 2, 2007. The Company undertakes no duty to update or revise any forward-looking statements. Actual results may vary materially.

Contact:
Contact:
American Energy Production Inc.
Charles Bitters
210-410-8158
http://www.americanenergyproduction.com
or
Oil America Group Inc.
Joe Christopher
972-386-0601

jchristopher@oilamericagroup.com

Source: American Energy Production Inc.